                                                                     EXHIBIT 8.2

                                                                 April 14, 1998

Central and South West Corporation
1616 Woodall Rodgers Freeway
Dallas, TX 75202

            Reorganization Involving American Electric Power Company, Inc. ("AEP"), Augusta Acquisition Corporation ("Sub"), and
                   Central and South West Corporation ("CSW")

Ladies and Gentlemen

      We have been requested to render this opinion regarding certain matters of U.S. federal income tax law in connection with the proposed merger in which Sub will be merged with and into CSW, with CSW being a surviving corporation and a wholly owned subsidiary of AEP ("Merger"). Pursuant to the Agreement and Plan of Merger dated as of December 21, 1997, by and among AEP, Sub and CSW ("Merger Agreement"), each of the shares of CSW Common Stock ("CSW Shares") will be converted into a right to receive 0.60 of a share of AEP Common Stock ("AEP Shares"). Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Merger Agreement.

      You have asked our opinion regarding the qualification of the Merger as a reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended ("Code"). In rendering the opinion expressed below, we have examined the Merger Agreement, the Joint Proxy Statement/Prospectus and such other documents related to the Merger as we have deemed relevant and necessary.

      Such opinion is subject, among other things, to the following conditions and representations:

      1. All original documents (including signatures) submitted to us are authentic, all documents submitted to us as copies conform to the original documents (which are

Central and South West Corporation
Page 2                                                         April 14, 1998

authentic), and there has been due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

      2. The documents we have reviewed are valid and enforceable under applicable law;

      3. The Merger will be effective under the applicable state law; and

      4. AEP, Sub and CSW will report the Merger for U.S. federal income tax purposes in a manner consistent with the opinion set forth below.

Furthermore, we have relied on the attached Certificates of Officers of AEP and CSW, respectively, which set forth certain factual representations, without undertaking any independent verification of such facts.

      Based upon the foregoing documents, assumptions, conditions, representations, and information, and subject to the further qualifications set forth below, we are of the opinion that the Merger will qualify as a reorganization within the meaning of section 368(a) of the Code, that AEP, Sub and CSW each will be a party to the reorganization within the meaning of section 368(b) of the Code, and that stockholders of CSW will not recognize any gain or loss upon the receipt of AEP Shares in exchange for their CSW Shares, other than with respect to cash received in lieu of fractional shares.

      Our opinion set forth above is based on provisions of the Code, Treasury Regulations, Internal Revenue Service ("IRS") rulings and pronouncements, and judicial decisions currently applicable to the Merger, all of which are subject to change at any time, possibly with retroactive effect. This opinion does not address any state, local, or foreign tax consequences of the Merger.

      In addition to your request for our opinion on this specific matter of U.S. federal income tax law, you have asked us to review the discussion of U.S. federal income tax issues contained in the Joint Proxy Statement/Prospectus. We have reviewed the discussion entitled "Material U.S. Federal Income Tax Consequences" contained in the Joint Proxy Statement/ Prospectus and believe that such discussion accurately

Central and South West Corporation
Page 3                                                         April 14, 1998

describes the material U.S. federal income tax consequences to the holders of CSW Shares as a result of the Merger. We hereby consent to the filing of this opinion letter as an exhibit to the Joint Proxy Statement/Prospectus and to the use of our name in the Joint Proxy Statement/Prospectus under the caption "The Merger--Material U.S. Federal Income Tax Consequences."

      No ruling has been or will be requested from the IRS concerning the U.S. federal income tax consequences of the Merger. This opinion of counsel represents only our best legal judgment and has no binding effect or official status of any kind, and no assurance can be given that contrary positions could not be taken by the IRS or that a court considering the issues would not hold otherwise.

      We do not undertake any obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinion expressed above, including any changes in applicable law which may hereafter occur.


                                Very truly yours,

                                /s/ Christy & Viener

                                CHRISTY & VIENER

                                                                       Exhibit A

              [American Electric Power Company, Inc.'s letterhead]

           CERTIFICATE OF OFFICER OF AMERICAN ELECTRIC POWER COMPANY,
                                      INC.

Christy & Viener
620 Fifth Avenue
New York, NY 10020

                Reorganization Involving American Electric Power
                    Company, Inc. ("AEP"), Augusta Acquisition
                 Corporation ("Sub"), and Central and South West
                               Corporation ("CSW")

Ladies and Gentlemen:

      The following facts and representations are being furnished to you in connection with the preparation of your tax opinion regarding the material U.S. federal income tax consequences of the merger of Sub with and into CSW ("Merger") pursuant to the Agreement and Plan of Merger dated as of December 21, 1997 by and among AEP, Sub and CSW ("Merger Agreement"). Pursuant to the Merger Agreement, each of the shares of CSW Common Stock ("CSW Shares") will be converted into a right to receive 0.60 of a share of AEP Common Stock ("AEP Shares"). We understand that you will be relying on such facts and representations in delivering your opinion. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Merger Agreement.

      The undersigned, a duly authorized officer of AEP, hereby represents and warrants, after due inquiry and investigation of such matters, that as of the Effective Time:

1.    The Merger will be effected in accordance with the Merger Agreement.

2. The fair market value of AEP Shares and other consideration received by each CSW stockholder in the Merger will be approximately equal to the fair market value of CSW Shares surrendered by such stockholder in the Merger.

3. To the knowledge of the management of AEP, the stockholders of CSW do not plan or intend to sell, exchange or otherwise dispose of a number of AEP Shares to be received by them in the Merger that would reduce the CSW stockholders' ownership of AEP shares to a number of shares having a value, as of the Effective Time, of less than 50% of the value of all formerly outstanding CSW Shares as of that time. For purposes of this representation, CSW Shares exchanged for cash or other property or exchanged for cash in lieu of fractional shares of AEP Shares will be treated as outstanding on the date of the Merger. Moreover, CSW Shares and AEP Shares held by the stockholders of CSW and otherwise sold, redeemed, or disposed of prior or subsequent to, and as part of the overall plan of, the Merger will be considered in making this representation. In addition, without limiting the foregoing, AEP has considered in making this representation any CSW Shares that have been sold, redeemed or otherwise disposed of by stockholders who own or owned 5% or more of the CSW Shares after the announcement of the Merger and prior to the Effective Time to the extent the management of AEP has knowledge on the date hereof of any such sales, redemptions or dispositions. Except as set forth in Exhibit 1 to this letter, to the knowledge of the management of AEP, there are no stockholders who own 5% of the CSW Shares on the date hereof.

4. Following the Merger, CSW will hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets held immediately prior to the Merger, and CSW will also hold at least 90% of the fair market value of Sub's net assets and at least 70% of the fair market value of Sub's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by CSW or Sub to stockholders of CSW who receive cash or other property, amounts used by CSW or Sub to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by CSW or Sub will be included as assets of CSW or Sub, respectively, held immediately prior to the Merger.

5. Neither AEP nor any corporation affiliated with AEP will (i) be under any obligation or will have entered into any agreement or understanding to redeem or repurchase any of the AEP Shares issued to CSW stockholders in the Merger or to make any extraordinary distributions in respect of AEP Shares, or (ii) have any plan or intention to reacquire any of the AEP Shares issued in the Merger.

6. AEP has no plan or intention to liquidate CSW, to merge CSW with or into another corporation, to sell or otherwise dispose of the CSW Shares except for transfers of stock to corporations controlled by AEP, or to cause CSW to sell or otherwise dispose of any of its assets or of any of the assets acquired from Sub except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by CSW.

7. Following the Merger, CSW will continue its historic business or use a significant portion of its historic business assets in a business.

8.    Prior to the Merger, AEP will own all of the outstanding stock of Sub.

9. Sub is being formed solely to effect the Merger and it will not conduct any business or other activities prior to the Merger. Sub will have no liabilities that will be assumed by CSW and it will not transfer any assets to CSW in the Merger that are subject to any liabilities.

10. Pursuant to the Merger, at least 80% of the CSW Shares will be exchanged solely for voting AEP Shares. For purposes of this representation, CSW Shares exchanged for cash or other property originating with AEP will be treated as outstanding CSW Shares at the Effective Time.

11. At the Effective Time, CSW will not have any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire any stock of CSW.

12. AEP does not own, nor has it owned during the past five years, any stock of CSW.

13. CSW has no plan or intention to issue any additional shares of CSW stock that would result in AEP owning less than (i) 80% of the total combined voting power of all classes of CSW stock entitled to vote or (ii) 80% of any other class of stock of CSW.

14. AEP, Sub, CSW and CSW stockholders will pay their respective expenses, if any, incurred in connection with the Merger.

15. There will be no intercorporate indebtedness existing between AEP or its subsidiaries, and CSW or its subsidiaries, that was issued, acquired, or will be settled at a discount.

16. Neither AEP nor Sub will (i) elect or have in effect an election to be treated as a regulated investment company or a real estate investment trust or file any tax return consistent with such treatment, or (ii) a corporation 50% or more of the value of whose total assets are stock and securities and 80% or more of the value of whose total assets are assets held for investment. For purposes of clause (ii) in the preceding sentence, stock and securities in any subsidiary of AEP or Sub shall be disregarded and AEP or Sub, as the case may be, shall be deemed to own its ratable share of such subsidiary's assets. A corporation shall be considered a subsidiary of AEP or Sub, as the case may be, if AEP and/or Sub owns either 50% or more of the combined voting power of all classes of the stock of such subsidiary that are entitled to vote, or 50% or more of the total value of all outstanding stock of such subsidiary. In determining the value of total assets for purposes of this representation, there shall be excluded cash, cash equivalents (such as receivables), government securities, and, to the extent provided in the applicable Treasury regulations, assets acquired (through incurring indebtedness or otherwise) for the purposes of causing AEP or Sub to fail to be characterized as an entity described in clauses (i) or (ii) of the first sentence of this paragraph or causing AEP or Sub to meet the requirements of Section 368(a)(2)(F)(ii) of the Internal Revenue Code of 1986, as amended.

17. AEP, Sub and CSW will not be under the jurisdiction of a court in a case under Title 11 of the United States Code or a Federal or State court in a receivership, foreclosure or similar proceeding.

18. At the Effective Time, the fair market value of the assets of CSW will equal or exceed the sum of its liabilities plus the amount of liabilities, if any, to which its assets will be subject.

19. The payment of cash in lieu of fractional shares of AEP Shares is solely for the purpose of avoiding the expense and inconvenience of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to the stockholders of CSW instead of issuing fractional shares of AEP Shares will not exceed 1% of the total consideration that will be issued in the Merger to such stockholders in exchange for their CSW Shares. The fractional share interests of each CSW stockholder will be aggregated, and no CSW stockholder will receive cash in an amount greater than the value of one full AEP Share.

20. None of the compensation received by any stockholder-employee of CSW will be separate consideration for, or allocable to, any of their CSW Shares; none of the AEP Shares received by any stockholder-employee of CSW will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any stockholder-employee of CSW will be for services actually rendered (or to be rendered) and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

      AEP acknowledges that your tax opinion may not accurately describe the tax consequences of the Merger if any of the foregoing facts or representations is inaccurate.

April 14, 1998

                                          American Electric Power Company, Inc.


                                          By: /s/ G. P. Maloney
                                              ----------------------
                                              G. P. Maloney


                                          Title: Vice President and Secretary

                                                                       Exhibit B

               [Central and South West Corporation's letterhead]

          CERTIFICATE OF OFFICER OF CENTRAL AND SOUTH WEST CORPORATION

Christy & Viener
620 Fifth Avenue
New York, NY 10020

                Reorganization Involving American Electric Power
                   Company, Inc. ("AEP"), Augusta Acquisition
                Corporation ("Sub"), and Central and South West
                              Corporation ("CSW")

Ladies and Gentlemen:

      The following facts and representations are being furnished to you in connection with the preparation of your tax opinion regarding the material U.S. federal income tax consequences of the merger of Sub with and into CSW ("Merger") pursuant to the Agreement and Plan of Merger dated as of December 21, 1997 by and among AEP, Sub and CSW ("Merger Agreement"). Pursuant to the Merger Agreement, each of the shares of CSW Common Stock ("CSW Shares") will be converted into a right to receive 0.60 of a share of AEP Common Stock ("AEP Shares"). We understand that you will be relying on such facts and representations in delivering your opinion. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Merger Agreement.

      The undersigned, a duly authorized officer of CSW, hereby represents and warrants, after due inquiry and investigation of such matters, that as of the Effective Time:

1.    The Merger will be effected in accordance with the Merger Agreement.

2. The fair market value of AEP Shares and other consideration received by each CSW stockholder in the Merger will be approximately equal to the fair market value of the CSW Shares surrendered by such stockholder in the Merger.

3. To the knowledge of the management of CSW, the stockholders of CSW do not plan or intend to sell, exchange or otherwise dispose of a number of AEP Shares to be received by them in the Merger that would reduce the CSW stockholders' ownership of AEP Shares to a number of shares having a value, as of the Effective Time, of less than 50% of the value of all formerly outstanding CSW Shares as of that time. For purposes of this representation, CSW Shares exchanged for cash or other property or exchanged for cash in lieu of fractional shares of AEP Shares will be treated as outstanding on the date of the Merger. Moreover, CSW Shares and AEP Shares held by the stockholders of CSW and otherwise sold, redeemed, or disposed of prior or subsequent to, and as part of the overall plan of, the Merger will be considered in making this representation. In addition, without limiting the foregoing, CSW has considered in making this representation any CSW Shares that have been sold, redeemed or otherwise disposed of by stockholders of CSW who own or owned 5% or more of CSW Shares after the announcement of the Merger and prior to the Effective Time to the extent the management of CSW has knowledge on the date hereof of any such sales, redemptions or dispositions. Except as set forth in Exhibit 1 to this letter, to the knowledge of the management of CSW, there are no stockholders who own 5% of CSW Shares on the date hereof.

4. Following the Merger, to the knowledge of CSW, CSW will hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets held immediately prior to the Merger, and CSW will also hold at least 90% of the fair market value of Sub's net assets and at least 70% of the fair market value of Sub's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by CSW or Sub to stockholders of CSW who receive cash or other property, amounts used by CSW or Sub to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by CSW or Sub, will be included as assets of CSW or Sub, respectively, held immediately prior to the Merger.

5. To the knowledge of CSW, neither AEP nor any corporation affiliated with AEP will (i) be under any obligation or will have entered into any agreement or understanding to redeem or repurchase any of the AEP Shares issued to CSW stockholders in the Merger, or to make any extraordinary distributions in respect of AEP Shares, or (ii) have any plan or intention to reacquire any AEP Shares issued in the Merger.

6. To the knowledge of CSW, AEP has no plan or intention to liquidate CSW, to merge CSW with or into another corporation, to sell or otherwise dispose of the CSW Shares except for transfers of stock to corporations controlled by AEP, or to cause CSW to sell or otherwise dispose of any of its assets or of any of the assets acquired from Sub, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by CSW.

7. Following the Merger, to the knowledge of CSW, CSW will continue its historic business or use a significant portion of its historic business assets in a business.

8. To the knowledge of CSW, Sub will have no liabilities that will be assumed by CSW and it will not transfer any assets to CSW in the Merger that are subject to any liabilities.

9. In the Merger, at least 80% of the CSW Shares will be exchanged solely for voting AEP Shares. For purposes of this representation, CSW Shares exchanged for cash or other property originating with AEP will be treated as outstanding CSW Shares at the Effective Time.

10. At the Effective Time, CSW will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire any stock of CSW.

11. To the knowledge of CSW, AEP does not own, nor has it owned during the past five years, any stock of CSW.

12. To the knowledge of CSW, CSW has no plan or intention to issue additional shares of CSW stock that would result in AEP owning less than (i) 80% of the total combined voting power of all classes of CSW stock entitled to vote or (ii) 80% of any other class of stock of CSW.

13. AEP, Sub, CSW and CSW stockholders will pay their respective expenses, if any, incurred in connection with the Merger.

14. There will be no intercorporate indebtedness existing between AEP or its subsidiaries, and CSW or its subsidiaries, that was issued, acquired, or will be settled at a discount.

15. CSW will not (i) elect or have in effect an election to be treated as a regulated investment company or a real estate investment trust or file any tax return consistent with such treatment, or (ii) be a corporation 50% or more of the value of whose total assets are stock and securities and 80% or more of the value of whose total assets are assets held for investment. For purposes of clause (ii) in the preceding sentence, stock and securities in any subsidiary of CSW shall be disregarded and CSW shall be deemed to own its ratable share of such subsidiary's assets. A corporation shall be considered a subsidiary of CSW if CSW owns either 50% or more of the combined voting power of all classes of the stock of such subsidiary that are entitled to vote, or 50% or more of the total value of all outstanding stock of such subsidiary. In determining the value of total assets for purposes of this representation, there shall be excluded cash, cash equivalents (such as receivables), government securities, and, to the extent provided in the applicable Treasury regulations, assets acquired (through incurring indebtedness or otherwise) for the purposes of causing CSW to fail to be characterized as an entity described in clauses
      (i) or (ii) of the first sentence of this paragraph or causing CSW to meet the requirements of Section 368(a)(2)(F)(ii) of the Internal Revenue Code of 1986, as amended.

16. CSW will not be under the jurisdiction of a court in a case under Title 11 of the United States Code or a Federal or State court in a receivership, foreclosure or similar proceeding.

17. At the Effective Time, the fair market value of the assets of CSW will equal or exceed the sum of its liabilities plus the amount of liabilities, if any, to which those assets will be subject.

18. To the knowledge of CSW, the payment of cash in lieu of fractional shares of AEP Shares is solely for the purpose of avoiding the expense and inconvenience of issuing fractional shares and does not represent separately bargained for consideration. To the knowledge of CSW, the total cash consideration that will be paid in the Merger to the stockholders of CSW instead of issuing fractional shares of AEP Shares will not exceed 1% of the total consideration that will be issued in the Merger to such stockholders in exchange for their CSW Shares. To the knowledge of CSW, the fractional share interests of each CSW stockholder will be aggregated, and no CSW stockholder will receive cash in an amount greater than the value of one full AEP Share.

19. None of the compensation received by any stockholder-employee of CSW will be separate consideration for, or allocable to, any of their CSW Shares; none of the AEP Shares received by any stockholder-employee of CSW will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any stockholder-employee of CSW will be for services actually rendered (or to be rendered) and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

      CSW acknowledges that your tax opinion may not accurately describe the tax consequences of the Merger if any of the foregoing facts or representations is inaccurate.

April 14, 1998

                                          Central and South West Corporation


                                          By: /s/ Glenn D. Rosilier
                                             -----------------------
                                             Glenn D. Rosilier

                                          Title:  Executive Vice President and
                                                  Chief Financial Officer

                                                           EXHIBIT 1


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    Set forth below are the only persons or groups known to CSW as of April 14, 1998, with beneficial ownership of 5 percent or more of CSW's Shares.


NAME, ADDRESS OF
 BENEFICIAL OWNERS
------------------
Mellon Bank and subsidiaries**
 One Mellon Bank Center
 Pittsburgh, PA 15258







** Mellon Bank Corporation and its subsidiaries, include Mellon Bank, N.A., and acts as trustees of an employee benefit plan of CSW.